ASSET PURCHASE AGREEMENT
                                                    DATED AS OF
                                  MAY __, 1999
                                                      BETWEEN

                         RELIABLE CORPORATION AND RAJENDRA A. SHUKLA, AS SELLER

                                                        AND

                                           WEST TECH, INC., AS PURCHASER


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         THIS ASSET PURCHASE  AGREEMENT (the  "Agreement") is made as of May __,
1999, between RELIABLE CORPORATION, a corporation organized under the laws of Connecticut ("Seller"), Rajendra A. Shukla ("Shukla"), and WEST TECH, INC., a New York corporation ("Purchaser"). Capitalized terms not otherwise defined in this Agreement are used as defined in Exhibit A hereto.

WHEREAS, Seller is engaged in the business of manufacturing, processing and refining metals (hereinafter referred to as the "Business");

         WHEREAS, Seller desires to sell and Purchaser desires to acquire from Seller, as of the Closing Date, all of Seller's right, title and interest in all assets, property, goodwill and business of Seller, which includes business and assets of every kind and description, wherever located, whether tangible or intangible, real, personal, or mixed, whether or not specifically mentioned or described herein, other than the Excluded Assets (as defined in Section 1.3 hereof) ( which assets together with the "Owned Real Property" are hereinafter referred to as the "Purchased Assets"), upon the terms and subject to the conditions contained in this Agreement; and

         WHEREAS, Shukla desires to sell and Purchaser desires to acquire from Shukla, as of the Closing Date, all of Shukla's right, title and interest in and to the "Owned Real Property" (defined below), upon the terms and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

                                                     ARTICLE I

                                            Purchase and Sale of Assets

1. 1 Agreement to Purchase and Sell. On the terms and subject to the conditions contained in this Agreement, Purchaser agrees to purchase, acquire and accept from Seller and Shukla, and Seller and Shukla agree to grant, sell, transfer, convey, assign and deliver to Purchaser, at the Closing, all right, title and interest in and to the Purchased Assets. The Purchased Assets shall be sold to Purchaser free and clear of any Liens.

1.2 Enumeration of Purchased Assets. The Purchased Assets include, without limitation, the following items:

                  (a) all inventory, including, without limitation, work in process, finished goods, service and spare parts and production, maintenance and office supplies (collectively, the "Inventory");

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                  (b)   all   furniture,   fixtures,   improvements,   equipment
(including office equipment), machinery, parts, computer hardware, tools, vehicles and all other tangible personal property (other than the Inventory) including, without limitation, the property, plant and equipment listed on
Section 1.2(b) of the Disclosure Schedule (collectively, the "Equipment");

                  (c) all claims and rights (and benefits arising therefrom) relating to the Purchased Assets or the Business with or against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment and all Permits and Environmental Permits, to the extent they are legally transferable by Seller;

                  (d) all Intellectual Property, including, without limitation, the name "Reliable Corporation", and all goodwill associated with the
Intellectual Property; including without limitation, the "registered" Intellectual Property, listed on Section 1.2(d) of the Disclosure Schedule;

(e) all sales orders and sales contracts, quotations and bids;

(f) all benefits and rights with respect to contracts listed on Section 4.4(a) of the Disclosure Schedule;

                  (g) all books, papers, files and records of Seller, whether in hard copy, magnetic or other format, including, without limitation, the following types of files and records: books of account and accounting and Tax information, current and former customer, dealer and supplier files, customer credit information, pricing information, historical and current circulation draw information, personnel and employment files, manufacturing and production information, market research and survey reports and records, equipment maintenance records, equipment warranty information, sales and advertising material, software (including, without limitation, all documentation and source codes) specifications and drawings, equipment drawings, manuals and data, written confirmations or certificates relating to Permits and Environmental Permits, industry information and information relating to the Business' trade secrets and customer specifications;

                  (h) all prepaid expenses (excluding insurance other than notary bonds and flood insurance), all security and other deposits and advances made by Seller and other prepaid items, credits and discounts for or toward the purchase of goods, services and Inventory which have not as of the Closing Date been received in full by Seller, as set forth on Section 1.2(h) of the Disclosure Schedule (collectively, the "Prepaid");

                  (i)      all telephone numbers of Seller;

(j) the "Owned Real Property" (as defined in Section 4.8(a));


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                  (k)      all of Seller's Accounts Receivable; and

                  (l) without limitation, all other assets of Seller and the Business whether or not reflected in, or included in computing the information reflected by, the Closing Date Balance Sheet.

1.3 Excluded Assets. Notwithstanding Sections 1.1 and 1.2, the Purchased Assets shall not include the following assets of Seller (the "Excluded Assets"):

                  (a) all collective bargaining agreements, all Employee Benefit Plans and all commitments or agreements with respect to employment, whether written or oral, express or implied; and

                  (b)      Cash.


                                   ARTICLE II

                    No Assumption of Liabilities by Purchaser

         Purchaser does not assume or agree to pay any liability or obligation of Seller, direct or indirect, known or unknown, absolute or contingent, contractual or otherwise, including, without limitation, any of Seller's liabilities under collective bargaining agreements, Employee Benefit Plans, severance and vacation pay of any kind, including, without limitation any WARN liability which may be incurred in connection with this Agreement and any other commitments or agreements with respect to employment, whether written or oral, express or implied (all such liabilities not assumed by Purchaser being referred to herein as the "Excluded Liabilities"). Seller shall remain responsible for the Excluded Liabilities and shall indemnify Purchaser with respect thereto pursuant to Section 10.2. To the extent that Purchaser expressly agrees in writing at the Closing to assume any of the Excluded Liabilities, the amounts of such assumed liabilities shall be credited against the Purchase Price payable in cash at the Closing as described in Sections 3.2(b) and 8.2(a).

                                                    ARTICLE III

                                   Purchase Price. Manner of Payment and Closing

3.1 Purchase Price. The purchase price of the Purchased Assets shall be equal to the sum of Two Million One Hundred Thousand Dollars ($2,100,000) plus the "Inventory Amount", plus " the Accounts Receivable Amount" subject to the adjustments described herein. The Inventory Amount is the H & H noon price for Seller's metals inventory on the Closing Date. The Accounts Receivable Amount is the face value of all Seller's Accounts Receivable which are less than ninety days past due as of the Closing Date.

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         Simultaneously herewith,  Purchaser has delivered to Seller's attorney,
Hertzmark & Crean, P.C., as Escrow Agent, (the "Escrow Agent") a check in the amount of One Hundred Thousand Dollars ($100,000)(the "Deposit"), which check shall be held by the Escrow Agent, without depositing such check, until the Deposit is disbursed or returned in accordance with the terms of this Agreement.

3.2 Payment of the Purchase Price. At the Closing, Purchaser shall pay the Purchase ------------------------------- Price as follows :

                  (a) The Escrow Agent shall return the check representing the Deposit to the Seller; the amount of the Deposit will be included in the One Million Dollar payment described in Section 3.2(c) below;

                  (b) Purchaser shall execute and deliver to Shukla a promissory note in the original principal amount of One Hundred Eighty Five Thousand Dollars ($185,000) in the form annexed hereto as Exhibit B (the "Shukla Note"), repayment of which shall be secured by a first mortgage on the Building (defined in Section 4.8 (a)) in the form annexed hereto as Exhibit B.1 (the "Mortgage"). The Shukla Note shall provide for a fixed rate of interest equal to One Percent (1%) below the prime rate of interest as announced by Chase Manhattan Bank on the Closing Date. The Shukla Note shall provide for monthly payments of interest and principal, payable in seventy two (72) monthly installments, based upon a fifteen year amortization schedule, with the unpaid principal balance and all accrued interest payable on the sixth anniversary of the execution of the Shukla Note. The Shukla Note shall provide for prepayment, at the maker's option without penalty, and shall provide for acceleration at the holder's option in the event that the employment agreement between Purchaser and Rajendra Shukla is terminated by the Purchaser without "Cause" as defined therein or is not renewed by Purchaser for a period which extends to the maturity date of the Shukla Note. At the Closing there shall be an adjusting payment between Purchaser and Shukla for portions of any real estate taxes with respect to the Owned Real Property.;

                  (c) Purchaser shall pay to Seller an amount equal to (i) the sum of One Million Dollars ($1,000,000) less the amount described in the last sentence of Article II above, (ii) plus the Inventory Amount; (iii) plus the Accounts Receivable Amount. Such payment shall be by wire transfer to such account as Seller shall designate by written notice delivered to Purchaser, or by delivery of a certified check or bank check payable to the order of Seller;

                  (d) Purchaser shall execute and deliver to Seller a Promissory
Note in the original principal amount of Nine Hundred Fifteen Thousand Dollars ($915,000) in the form annexed hereto as Exhibit B.2 (the "Reliable Note") repayment of which shall be secured by, a Security Agreement in the form annexed hereto as Exhibit B.3 (the "Security Interest") and a Letter of Credit. The Letter of Credit shall be in the amount of $300,000 and shall be issued by a reputable financial institution. The Letter of Credit shall be irrevocable and unconditional except

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that Purchaser  shall have the right from  time-to-time  to reduce the amount of the Letter of Credit, once the principal balance due under the Note is reduced below $300,000, provided that any such reduction shall not reduce the amount of the Letter of Credit below the then existing principal balance of the Note. The Note shall provide for a fixed rate of interest equal to One Percent (1%) below the prime rate of interest as announced by Chase Manhattan Bank on the Closing Date. The Note shall provide for monthly payments of interest and principal, payable in seventy two (72) monthly installments, base upon a fifteen year amortization schedule, with the unpaid principal balance and all accrued interest payable on the sixth anniversary of the execution of the Note. The Note shall provide for prepayment, at the maker's option without penalty, and shall provide for acceleration at the holder's option in the event that the employment agreement between Purchaser and Rajendra Shukla is terminated by the Purchaser without "Cause" as defined therein or is not renewed by Purchaser for a period which extends to the maturity date of the Note. Purchaser shall have the right to reduce the principal balance of the Note, but not by more than Two Hundred Fifty Thousand Dollars upon notice to Seller, at such time or times that Purchaser incurs "Damages" (as defined in Section 10.1 herein), in accordance with the terms of Sections 10.2 and 10.5.

                  (e) Notwithstanding the foregoing provisions of this Section 3.2, in the event that Purchaser elects not to purchase the Owned Real Property pursuant to Section 7.2 (h), then, the Purchase Price shall be reduced to One Million Nine Hundred Fifteen Thousand Dollars ($1,915,000) and Purchaser shall not execute and deliver the Shukla Note.

3.3 Time and Place of Closing. The transaction contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m. at the offices of McLaughlin & Stern, LLP, 260 Madison Avenue, New York, New York, on July 1, 1999, or on such other date, or at such other time or place, as shall be mutually agreed upon by Seller and Purchaser; provided, however, that the date of the Closing shall be automatically extended from time to time for so long as any of the conditions set forth in Article VII shall not be satisfied or waived, subject, however, to the provisions of Section 11.1(b). The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date".

3.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as mutually agreed upon by Purchaser and Seller in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended, and in accordance with Schedule 3.4 hereto as determined by Purchaser at the Closing, and all tax returns and reports filed by Seller and Purchaser with respect to the transactions contemplated by this Agreement shall be consistent with such allocation. It is agreed that the sum of One Hundred Eighty Five Thousand Dollars ($185,000) shall be the amount of the Purchase Price allocated to the Owned Real Property, and the sum of Seven Hundred Thousand Dollars ($700,000) shall be the amount of the Purchase Price allocated to the Equipment.




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                                   ARTICLE IV

                     Seller's Representations and Warranties

         Seller represents and warrants to Purchaser that, except as set forth in the schedule delivered by Seller to Purchaser concurrently herewith and identified as the "Disclosure Schedule", that the statements contained in this
Article IV are correct and complete as of the date hereof, and unless a date is specified in such representation and warranty, will be complete and correct as of the Closing Date as though made on the Closing Date. To the extent that the representations and warranties herein relate to the "Owned Real Property", such representations and warranties are also made by Shukla, provided, however, that as to Shukla only, such representations and warranties shall not survive the Closing.

4.1      Corporate.

                  (a) Seller is a corporation duly organized, existing and in good standing under the laws of the State of Connecticut. Seller has all necessary corporate power and authority to own its properties and assets and to conduct its business as now conducted.

                  (b) Seller has qualified as a foreign corporation, and is in good standing, under the laws of each jurisdiction where the nature of the Business or the nature or location of its assets requires such qualification.

                  (c) Seller has full corporate power and authority to execute and deliver this Agreement and all documents and instruments to be executed by Seller pursuant to this Agreement (collectively, "Seller's Ancillary Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

                  (d) All corporate acts required to be taken by Seller to authorize the execution and delivery of this Agreement and each of Seller's Ancillary Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the approval of Seller's shareholders and board of directors, have been duly and properly taken, and no other corporate proceedings on the part of Seller are necessary to authorize such execution, delivery and performance.

                  (e) This Agreement has been, and Seller's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Seller. This Agreement and each of Seller's Ancillary Documents that is a contract constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

                  (f) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of

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this Agreement and Seller's  Ancillary  Documents and the consummation by Seller of the transaction contemplated by this Agreement and Seller's Ancillary Documents.

                  (g) Neither the execution and delivery of this Agreement and Seller's Ancillary Documents by Seller, nor the consummation by Seller of the transactions contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of (i) Seller's Articles of Incorporation or By-laws, (ii) any statute or administrative regulation, (iii) any order, writ, injunction, judgment or decree of any court or any governmental authority or any arbitration award, or (iv) any contract or agreement to which Seller is a party or by which the Purchased Assets may be bound, nor give rise to any default, acceleration, or right of termination under any such contract or agreement.

4.2       Financial.

                  (a) Seller's financial statements, books, accounts and records are, and have been, maintained in Seller's usual, regular and ordinary manner, in accordance with GAAP consistently applied, and all transactions to which Seller has been a party are properly reflected therein.

                  (b) Complete and accurate copies of (i) the reviewed balance sheets, statements of income and retained earnings, statements of cash flows, and notes to financial statements, together with any supplementary information thereto, of Seller, all as of and for the year ended December 31, 1996, (ii) the audited balance sheets, statements of income and retained earnings, statements of cash flows, and notes to financial statements, together with any supplementary information thereto, of Seller, all as of and for the year ended December 31,1997, and (iii) the unaudited balance sheet of Seller as of December 31, 1998, (the "Most Recent Balance Sheet") and the unaudited statement of income of Seller for the twelve month period then ended (reflecting or attaching a list of audit adjustments)(collectively, the "Most Recent Financial Statements") are contained in Section 4.2(b) of the Disclosure Schedule (all of the foregoing financial statements described in (i),(ii) and (iii) above are hereinafter referred to as the "Financial Statements"). The Financial Statements present accurately and completely the financial position of Seller as of the respective dates thereof, and the results of operations and cash flows of Seller for the respective periods covered by said statements, in accordance with GAAP, consistently applied. Except for accounts payable, Taxes payable and other liabilities incurred in the ordinary course of business, Seller has no liabilities or obligations whatsoever, whether accrued, contingent or otherwise except as and to the extent reflected in the Most Recent Financial Statements.
Section 4.2(b) of the Disclosure Schedule contains complete and correct copies of all attorney's responses to audit inquiry letters and all management letters from the accountants for the last five (5) fiscal years of Seller.

         Prior to the Closing Date, and as a condition to Purchaser's obligation to close, Seller shall deliver to Purchaser the audited balance sheets, statements of income and retained earnings, statements of cash flows, and notes to financial statements, together with any supplementary

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information  thereto,  of Seller, all as of and for the years ended December 31,
1997 and December 31,1998 and an unaudited balance sheet and statement of income for five month period ended May 31, 1999. Upon such delivery, such statements shall present accurately and completely the financial position of Seller as of the date thereof, and the results of operations and cash flows of Seller for the period, covered by said statements, in accordance with GAAP, consistently applied, and the representations and warranties of this Section 4.2(b) shall be deemed to apply to such statements.

                  (c) Seller has good and marketable title to, and the corporate power to sell, the Purchased Assets, free and clear of any Liens. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Purchased Assets has been recorded, filed, executed or delivered.

                  (d) All Tax and information returns required to have been filed by Seller with any government authority have been duly and timely filed and each such return correctly reflects Seller's Tax liabilities and all other information required to be reported thereon as of the Closing. As of the Closing, Seller will have paid all Taxes payable by Seller and all penalties, assessments or deficiencies of every nature or description in respect of Seller, in each case, whether or not yet due, and there currently are, and as of the Closing there will be, no Liens for unpaid Taxes with respect to the Purchased Assets, the Business or the Excluded Assets.

                  (e) Section 4.2(e) of the Disclosure Schedule sets forth a complete and correct list and brief description of all Equipment used or usable in the Business or the Purchased Assets (including, without limitation, whether or not material, all vehicles, computer equipment, software and software licenses). Seller owns outright and has, and at Closing will convey to Purchaser, good title, free and clear of all Liens, to all the Equipment. All of the Equipment included in the Purchased Assets is in good operating condition and repair, ordinary wear and tear excepted, and is sufficient and appropriate for current and contemplated uses.

                  (f) All of the Inventory is in the physical possession and control of Seller at its facilities or in transit from suppliers. The Inventory is recorded at its fair market value and is in usable and/or saleable condition and of a quality and quantity historically usable and/or saleable in the normal course of business and consistent with past practice. None of the Inventory is slow moving, obsolete, below standard quality or damaged, except as reflected in the Most Recent Financial Statements. Since the date of the Most Recent Financial Statements, no Inventory has been sold other than in the ordinary course of business. Seller owns outright and has, and at the Closing will convey to Purchaser good title to the Inventory, free and clear of all liens.

                  (g) Section 4.2(g) of the Disclosure Schedule sets forth every business relationship (other than normal employment relationships) between Seller, on the one hand, and any of Seller's officers, directors, employees or stockholders or members of their families (or any entity in which any of them has a material financial interest, directly or indirectly), on the other

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hand which is related to the Business.  None of said parties (other than Seller)
owns any assets which are used in the Business, or is engaged in any business which competes with the Business.

                  (h) All Accounts Receivable, including, without limitation, those that will be reflected on the Closing Date Balance Sheet, are valid and have risen in the ordinary course of business, represent indebtedness incurred by the applicable account debtor in bona fide third party transactions and are net of reserves. The reserves contained in the Closing Date Balance Sheet, shall be adequate. Seller owns the Accounts Receivable free and clear of all Liens.
Section 4.2(i) of the Disclosure Schedule sets forth a summary of Accounts Receivable of Seller as of December 31, 1998 and February 28, 1999, the carrying value thereof and the respective age of each such Account Receivable. Seller has delivered a complete listing of Accounts Receivable at such dates to Purchaser.



4.3      Conduct of Business.

                  (a) Except as set forth in Section 4.3(a) of the Disclosure Schedule, since January 1, 1998, Seller has not:

(i) sold or in any way transferred or otherwise disposed of any of its assets or property, except for (A) use of Inventory in the usual and ordinary course of business, (B) cash applied in payment of Seller's liabilities in the usual and ordinary course of business, and (C) disposal of obsolete equipment of Seller listed in Section 4.3(a) of the Disclosure Schedule, none of which, either individually or in the aggregate, was material to the operation of the Business;

              (ii) entered into any agreement, contract, lease, or license (or series of related contracts, leases or licenses) other than in the ordinary course of business, involving consideration in excess of Ten Thousand Dollars ($10,000);

                           (iii)   suffered   any   acceleration,   termination,
modification or cancellation of
any agreement, contract, lease or license;

              (iv) suffered the creation or imposition of any Lien upon Seller's assets;

                 (v) received any notification, either orally or written, that any material distributors, customers or suppliers have terminated, intend to terminate or are considering termination of their respective business relationships or have modified their relationships with Seller in such a manner that is less favorable to Seller and Seller has no knowledge of any facts which would be the basis for such termination or modification;


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               (vi) suffered any casualty,  damage,  destruction or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                (vii) made or suffered any material change in the conduct or nature of any aspect of the Business;

(viii) waived any right or canceled or compromised any debt or claim, other than in the ordinary course of business and not in excess of $2,500 for any item or $5,000 in the aggregate;

               (ix) increased the cash compensation payable to any employee in excess of 3 % per year, granted any non-cash compensation to any employee, or entered into any arrangements with any employee outside of employment Agreements which have been previously disclosed;

(x) hired, terminated or lost the services through death, retirement or resignation of any employee who has or had an annual salary in excess of $25,000;

              (xi) entered into any agreement with any independent contractor;

                           (xii)   borrowed  any  money  or  issued  any  bonds,
debentures, notes or other
corporate securities evidencing money borrowed;

(xiii) paid, declared or set aside any dividend or other distribution on its securities of any class or purchased, exchanged or redeemed any of its securities of any class;

              (xiv) committed to make any capital expenditure which as of the date hereof and as of the Closing Date has not been paid in full;

                           (xv)  made  any  change  in  accounting   methods  or
principles; or

              (xvi) without limitation by the enumeration of any of the foregoing, except for the execution of this Agreement, (A) entered into any transaction or taken any action other than in the usual and ordinary course of business, or (B) taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Article VI hereof.

                  (b) Seller has not suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Business, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between Seller and any of its customers (including, without limitation, advertisers, subscribers and dealers), suppliers or key employees.

                  (c) Section 4.3(c) of the Disclosure Schedule sets forth a complete and accurate list of (i) the ten largest distributors for Seller's products indicating the specific product, existing contractual arrangements, if any, with each such distributor and the volume of products distributed, (ii) the ten largest customers (by dollar volume) of Seller for the current fiscal year, indicating the existing contractual arrangements with each such customer by product, and (iii) the ten largest suppliers of significant materials or services to Seller, indicating the contractual arrangements for continued supply from such supplier and all outstanding purchase orders submitted to such suppliers. Except as set forth on Section 4.3(c) of the Disclosure, none of such distributors, customers or suppliers has terminated or changed significantly or to the best of Seller's knowledge intends to terminate or change significantly its relationship with the Business.

4.4      Contracts.

                  (a) Section 4.4(a) of the Disclosure Schedule correctly and completely lists and describes all contracts, leases, and agreements to which Seller is a party and which relate to the conduct of the Business, including, without limitation: collective bargaining agreements, employment and employment related agreements; covenants not to compete; loan agreements; notes; security agreements; sales representative, distribution, franchise, advertising and similar agreements; license agreements; purchase orders and purchase contracts and sales orders and sales contracts. All contracts, leases and other instruments referred to in this Section 4.4(a), and all other contracts or instruments to which Seller is a party, are in full force and binding upon the parties thereto. No default by Seller has occurred thereunder and, to the best of Seller's knowledge, no default by the other contracting parties has occurred thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by Seller thereunder.

                  (b) Seller is not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Seller according to the terms of this Agreement will be a default or an event of acceleration, or whereby timely performance by Seller according to the terms of this Agreement may be prohibited, prevented or delayed.

                  (c) Section 4.4(c) of the Disclosure Schedule contains a true and correct copy of every license, permit, registration and governmental approval, agreement and consent applied for, pending by, issued or given to Seller, and every agreement with governmental authorities (Federal, state, local or foreign) entered into by Seller, which is in effect or has been applied for or is pending, exclusive of Environmental Permits (the "Permits"). Such Permits constitute all licenses, permits, registrations, approvals and agreements and consents (other than Environmental Permits) which are required in order for Seller to conduct the Business as presently conducted.

                  (d) Section 4.4(d) of the Disclosure Schedule sets forth a true and correct list and description (including coverages, deductibles, and expiration dates) of all of Seller's insurance policies (including insurance policies providing property, casualty, liability and worker's compensation coverage and bond and surety arrangements) which are owned by or which name Seller as an insured and pertain to the Purchased Assets, the Business or Seller's employees. Seller has furnished Purchaser with true and complete copies of such insurance policies. With respect to each such insurance policy : (i) the policy is legal, valid, binding, enforceable and in full force and effect, (ii) the transactions contemplated hereby will not result in the cancellation or modification of such policies, and
(iii) neither Seller, nor to Seller's knowledge, any other party is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such breach or default, or permit termination, modification, or acceleration under the policy, and (iv) Seller has not received notice of termination or non-renewal of any such insurance policies. Section 4.4(d) describes any self insurance arrangements affecting Seller. All such policies provide adequate coverage for all normal risks incident to Seller's assets, properties and business operations and are in character and amount at least equivalent to that carried by those engaged in businesses subject to the same or similar risks, perils or hazards.

4.5       Employees.

                  (a)      With respect to employees of Seller:

(i) All employee benefit plans, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (the "Employee Benefit Plans"), maintained by Seller or any affiliate of Seller, as determined under
Section 414(b), (c), (in) or (o) of the Internal Revenue Code of 1986 (the "Code") ("ERISA Affiliate"), comply in all material respects with and are and have been operated in substantial accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of Code Section 401(a) to the extent any of such plans which is an employee pension benefit plan (within the meaning of Section 3(a) of ERISA) is intended to conform to that section), other Federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. None of Seller nor any ERISA Affiliate has any notice or knowledge of any violation of any of the foregoing by any Employee Benefit Plan.

         All required reports and descriptions have been filed or distributed appropriately with respect to each Employee Benefit Plan. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company.

              (ii) Each Employee Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) and which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 162(i) of the Code as in effect for years beginning prior to 1989,
Section 4890B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA ("COBRA"). There are no pending or, to the best knowledge of Seller, threatened claims, suits or other proceedings by any employee or former employee of the Seller or by the beneficiary, dependent or representative of any such person, involving the failure of any group health plan ever maintained by Seller to comply with the health care continuation requirements of COBRA.

(iii) Each Employee Benefit Plan which is an Employee Pension Benefit Plan intended to be qualified under Internal Revenue Code Section 401(a) is so qualified.

                 (iv) Neither Seller nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any employee pension benefit plan which is subject to Title IV of ERISA. There is currently no active filing by Seller or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan which is subject to Title IV of ERISA, and which has been maintained or funded, in whole or in part, by Seller or any ERISA Affiliate.

              (v) Neither Seller nor any ERISA Affiliate currently maintains or is obligated to contribute to, nor has in the past maintained or contributed to, any multi employer plan, as defined in Section 3(37) of ERISA, and neither Seller nor any ERISA Affiliate has suffered a "complete withdrawal" or "partial withdrawal" as such terms are defined in Sections 4203 and 4205, respectively, of ERISA for which it reasonably expects to incur any withdrawal liability.

                           (vi) The market value of assets under each such
Employee Benefit Plan
which is an Employee Pension Benefit Plan (other than any Multi employer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (vii) Seller has delivered to Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (b) With respect to each Employee Benefit Plan that Seller maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

(i) Except as disclosed in ss.4.5(b)of the Disclosure Schedule, no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi employer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi employer Plan) has been instituted or threatened.

(ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. To the knowledge of Seller, no Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened, and Seller has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

               (iii) Seller has not incurred, and has no reason to expect that Seller will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (c) Seller does not contribute to, never has contributed to, and never has been required to contribute to any Multi employer Plan or has any liability (including withdrawal liability) under any Multi employer Plan.

                  (d) No promise or commitment to amend or improve any Employee Benefit Plan for the benefit of current or former directors, officers, or employees of the Company which is not reflected in the documentation provided to Purchaser has been made,

                  (e) The transactions contemplated by this Agreement shall not alone or upon the occurrence of any additional or subsequent event, result in any payment, of severance or otherwise, or acceleration, vesting or increase in benefits under any Employee Benefit Plan for the benefit of any current or former director, officer, or employee of Seller.

(f) With respect to employees of Seller, except as provided in Section 4.5(f) of the Disclosure Schedule:

(i) There are no pending or threatened unfair labor practice charges or employee grievance charges, or investigations or reviews by the Department of Labor.

               (ii) There is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the best of Seller's knowledge, threatened against or directly affecting Seller.

                           (iii) No grievance or arbitration proceeding arising
out of or under collective
bargaining agreements is pending and no claims therefor exist.

                           (iv) Seller shall make all payments required under
the Employee Benefit Plans
and payment of accrued salaries or wages and vacation pay, and all payroll tax and withholding payments, with respect to employment of any persons by Seller. Without limiting the generality of the foregoing, employment obligations incurred for all shifts commencing prior to the close of business on the day of Closing, through to the conclusion of such shifts, shall be obligations of the Seller. Except as required by Section 4980B of the Code, Seller has no liability to provide medical benefits to former employees of Seller or their spouses or dependents.

                (v) Section 4.5(f)(v) of the Disclosure Schedule contains a true and complete list of all employees who were employed by the Seller as of January 1, 1998 and as of the date hereof, whether active or inactive, and such list correctly reflects their salaries, hours, wages, other compensation (other than benefits under the Employee Benefit Plans and including, without limitation, any housing, lodging or other non-cash compensation paid to or on behalf of such employee) including all bonuses and incentives paid or accrued since January 1, 1998, dates and amount and description of last increase/decrease in compensation, dates of employment, positions, date of birth, a description of all bonus and incentive plans applicable to them and for inactive employees, and a description of the reason for such employee's inactive status.

4.6      Litigation and Claims.

                  (a) Except for a contested collection claim pending in the Superior Court, Judicial District of Waterbury, with a maximum exposure of $2,729.10, there are no claims, litigations, arbitrations, or proceedings, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or threatened, against Seller or its Affiliates, or with respect to the consummation of the transaction contemplated hereby, or the use of the Purchased Assets (whether used by Purchaser after the Closing or by Seller prior thereto). Section 4.6(a) of the Disclosure Schedule sets forth a true and complete list and description of all workers' compensation claims made during the years 1996, 1997, 1998, and 1999 to date.

                  (b) Seller is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to its properties, assets, personnel or business activities.

(c) Seller is not in violation of, or delinquent with respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or Permit from, any Federal, state or local governmental authority (or to which its properties, assets, personnel, business activities or the Owned Real Property or the Leased Real Property are subject or to which it, itself, is subject), including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, unfair labor practices, terms of employment, occupational health and safety, wages and hours and discrimination, and zoning ordinances and building codes. Copies of all notices of violation of any of the foregoing which Seller has received within the past three years are attached to Section 4.6(c) of the Disclosure Schedule.

                  (d) There are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to Seller, would have an adverse effect on the business, operations, assets, liabilities, financial condition or prospects of the Business, or the consummation of the transaction contemplated hereby, or on the Purchased Assets (whether owned or used by Purchaser after the Closing or by Seller prior thereto).

                  (e) There are no conditions which, if left uncorrected would constitute a violation by Seller of any decree, order or arbitration award or law, statute, or regulation of or agreement with, or Permit from, any Federal, state or local governmental authority .

4.7      Environmental Matters.

(a) Except as disclosed in ss.4.7 of the Disclosure Schedule, to the best of Seller's knowledge:

(i) Seller is and has been in compliance with all applicable Environmental Laws and Safety Laws;

(ii) Seller has obtained, and is and has been in compliance with the conditions of, all Environmental Permits required for the continued conduct of the Business in the manner now conducted and presently proposed to be conducted. Copies of all Environmental Permits issued to Seller are contained in Section 4.7(a) of the Disclosure Schedule.;

                (iii) Seller has filed all required applications, notices and other documents necessary to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of the Business in the manner now conducted and presently proposed to be conducted;

                           (iv) there are no past or present events, conditions
or circumstances, including,
without limitation, to the knowledge of Seller, pending changes in any Environmental Law or Permit or Safety Laws, that are likely to interfere with or otherwise affect the Business in the manner now conducted or which would interfere with compliance with any Environmental Law or Permit or Safety Law;

(v) There has been no storage, treatment, generation, transportation or Release of any Hazardous Materials by Seller or its predecessors in interest, or by any other person or entity for which Seller is or may be held responsible, at any Facility or any Offsite Facility, nor have there been any other circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of Seller at any Facility or Off-Site Facility which would reasonably be expected to give rise to any Environmental Liabilities and Costs;

              (vi) there are no circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of Seller, including but not limited to any on-site storage, use, disposal or Release of a Chemical Substance, which would reasonably be expected to give rise to any Environmental Liabilities and Costs or Safety Liability and Costs;

               (vii) Neither Seller nor any of the present or past assets, properties, businesses, leaseholds or operations of Seller has received or is subject to, or within the past five years has been subject to, any outstanding order, decree, judgment, complaint, agreement, claim, citation, or notice or is subject to any ongoing judicial or administrative proceeding indicating that Seller or the past and present assets of Seller are or may be: (A) in violation of any Environmental Law; (B) in violation of any Safety Laws; (C) responsible for the on-site or off-site storage or Release of any Chemical Substance; or,
(D) liable for any Environmental Liabilities and Costs or Safety Liabilities and Costs;

                           (viii) Seller has no reason to believe that Seller
will become subject to a matter
identified in subsection (vii); and, no investigation or review with respect to such matters is pending or, to the knowledge of the Seller is threatened, nor has any authority or other third party indicated an intention to conduct the same;

                           (ix)   Neither  the  Business  nor  any  of  Seller's
properties or assets is subject to,
or as a result of the transactions contemplated by this Agreement will be subject to, the requirements of any Environmental Laws which require notice, disclosure, cleanup or approval prior to transfer of the Purchased Assets or the Business or which will impose Liens on any such asset or property or otherwise interfere with or affect the Business;

              (x) Section 4.7 of the Disclosure Schedule lists all property presently or previously leased, owned or operated by Seller that has been used by Seller or by any other Person (including a prior owner or operator) for the storage or disposal of Chemical Substances;

                           (xi) Section 4.7 of the Disclosure Schedule lists all
off-site locations,
including, without limitation, commercial waste disposal facilities or municipal landfills, to which or at which Chemical Substances originating from Seller or its assets, properties or business have been sent (or otherwise have come to be located) in amounts that would require a waste manifest under the Resource Conservation and Recovery Act of 1976 as now in effect for treatment, storage, disposal, reuse or recycling;

                           (xii) Section 4.7 of the Disclosure Schedule sets
forth a list of all Containers
owned or operated at any time by Seller or which at any time were removed from any Owned Real Property or Leased Real Property and, except as disclosed in ss.4.7 of the Disclosure Schedule, no such Container is leaking or has leaked at any time in the past, and there is no pollution or contamination of the Environment caused by or contributed to or threatened by a Release of a Chemical Substance from any such Container. All Containers which have been heretofore removed from the Owned Real Property or the Leased Real Property have been removed in accordance with all applicable Environmental Laws.

                           (xiii) Section 4.7 of the Disclosure Schedule lists
all environmental audits,
inspections, assessments, investigations or similar reports in Seller's possession or of which Seller is aware relating to Seller's assets, properties or business or the compliance of the same with applicable Environmental Laws and Safety Laws.

                  (b) For purposes of this ss.4.7 only, all references to Seller are intended to include any and all other entities to which the Seller may be considered a successor under applicable Environmental Laws.

4.8      Real Estate.

                  (a) Section 4.8(a) of the Disclosure Schedule lists and contains a legal description of the real property owned by Shukla located in Waterbury Connecticut, with its mailing address at 302 Platts Mill Road,
Naugatuck, Connecticut (the "Building") (the "Owned Real Property"), such description including an identification of the deed thereto and any and all side letters and other agreements relating thereto, and the address and approximate size of the premises. Shukla will at Closing hold and convey to Purchaser good and marketable title in fee simple to the Owned Real Property and to all buildings, structures and other improvements thereon, in each case free and clear of all tenancies and occupants (other than the occupancy by Reliable Precious Metals, Inc.("RPM")) and free and clear of all Liens, subject only to real estate taxes not yet due and payable, and covenants, conditions, restrictions and easements of record, none of which make title to the owned Real Property unmarketable and none of which are violated by the Seller or Shukla or will interfere with Purchaser's use thereof.

         There are no condemnation proceedings, special assessments, impact fees or similar charges pending or, to the best knowledge of either Shukla or the Seller, threatened in connection with the Owned Real Property, and neither nor Seller has received or been served with any notice with respect to any of the foregoing. The current use by the Seller of the Owned Real Property complies in all respects with the applicable zoning laws and building and use restrictions (including, without limitation, all agreements of the Seller applicable thereto). Neither Shukla nor the Seller has any knowledge of any proposed change in the zoning or building ordinances affecting the Owned Real Property.

         Except for R P M, no third party, tenant or other occupant of space has any lease, license, option or other interest in occupancy or possession to the Owned Real Property, or any part thereof nor any right of refusal, option or other right to purchase the Owned Real Property. RPM is a tenant in the Building pursuant to an oral month-to-month lease. RPM occupies approximately one-eighth of the Building.

         There are no outstanding requirements or recommendations by any party including without limitation, any holders of an existing mortgage, or any federal, state or local governmental authority having or claiming jurisdiction over the Owned Real Property affecting all or a part of the Owned Real Property or any insurance companies or insurance-rating organizations, requiring or recommending that any repairs, alterations or other work be done on or at the Owned Real Property.

         All public utilities required for the operation of the Owned Real Property, or any part thereof, either enter the Owned Real Property through adjoining public streets or if they pass through adjoining private land do so in accordance with valid public easements or private easements which will inure to the benefit of Purchaser. All of said public utilities are installed and operating and all installation and connection charges have been paid for in full.

         All curb cut and street opening permits or licenses required for vehicular access to and from any part of the Owned Real Property to any adjoining public street have been obtained and paid for by Seller and shall be in full force and effect on the Closing Date.

         There are no service, maintenance or union contracts affecting the Owned Real Property.

         Except as specified herein, Seller has received no violation or note or notice of violation, and to the best of Seller's knowledge, there exist no violation or note or notice of violation, of law of municipal, Labor Department or other governmental ordinances, orders, rules, regulations or requirement against or affecting the Owned Real Property, or any part thereof, and if any issue prior to the Closing Date, or after the Closing Date by reason of a condition which existed prior to the Closing Date, then Seller shall, at its sole cost and expense, promptly cause the same to be cured and dismissed of record and pay all fines and penalties in connection therewith. The buildings and any site improvements located on the Owned Real Property, and any part thereof, each conform to all requirements of any applicable zoning and building ordinances, orders, rules, regulations and requirements. No changes or alterations have been made to the buildings or site improvements, which render the same in violation of any applicable zoning or building ordinance, order, rule, regulation or requirement or the existing certificate of occupancy (if any). Any changes or alterations to the building and site improvements have been completed in full compliance with all applicable zoning or building ordinances, orders, rules, regulations or requirements. The existing zoning of the Owned Real Property and certificate of occupancy permit the Owned Real Property to be used for the Business. Seller has received no notice and has no knowledge of any requirement asserted by any governmental authority requiring the installation or modification of any sewers, sewerage disposal facilities, or other environmental protection system or facility.

All oil burners, incinerators and other fuel burning devices at the Owned Real Property comply with all applicable federal, state and local air pollution control laws, rules and regulations, if any.

         The roof of the building on the Owned Real Property is watertight and free of leaks, and the same is free from infestation of termites or other wood destroying insects, or damage caused thereby. There are no material defects in any component or part of said building, including, without limitation, the plumbing, heating, air-conditioning and electrical systems and septic tank, drain field, well and pumps, if any. The term "material defect" as used in the preceding sentence shall mean that in the aggregate the defects have an estimated and reasonable cost to correct of more than $5,000, and that for any one item, it has an estimated and reasonable cost to correct of more than $500.

         There is presently in force with respect to the Owned Real Property, fire, liability and other forms of insurance, in amounts and covering such risks as comply with the requirements of any contracts or agreements affecting the Owned Real Property.

                  (b) Section 4.8(b) of the Disclosure Schedule lists all real property and interests in real property leased by the Seller as lessee or lessor (the "Leased Real Property"), including an identification of the lease agreement therefor and any and all amendments, modifications, side letters and other agreements relating thereto, the names of the lessor and lessee thereunder, the title and date thereof, the address and approximate size of the Owned Real Property leased thereunder, and the rental and term thereunder, including any extension options. All leases with respect to the Leased Real Property ("Leases") are in effect and create a valid and binding interest in the Leased Real Property in favor of the Seller and all rents and other amounts (including taxes, insurance and utilities) required to be paid by the Seller under such Leases, which have become due, have been paid. The Seller is in compliance with the terms of any such Lease and there exists no default by the Seller under any such Lease, and no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further condition, would become a default by the Seller under any such Lease; and no waiver or indulgence has been granted by the lessor under any such Lease. There are no condemnation proceedings, special assessments, impact fees or similar charges pending or, to the best knowledge of the Seller, threatened in connection with the Leased Real Property, and Seller has not received nor been served with any notice with respect to any of the foregoing. The current use by the Seller of the Leased Real Property complies in all respects with the applicable zoning laws and building and use restrictions (including, without limitation, all agreements of the Seller applicable thereto) and condominium restrictions. The Seller has no knowledge of any proposed change in the zoning or building ordinances affecting the Leased Real Property.

                  (c) The Seller has delivered to Purchaser true and complete copies of (i) all deeds, title insurance policies, surveys, certificates of occupancy, permits and licenses in the possession of Seller obtained in connection with or in respect of any Owned Real Property or Leased Real Property, and (ii) all Leases (including, without limitation, any and all amendments, modifications, side letters, default notices, estoppel letters and other instruments or other material correspondence relating thereto).

                  (d) All buildings, structures, improvements and fixtures on, under, over or within each Owned Real Property or Leased Real Property, and all other aspects of each Owned Real Property or Leased Real Property: (1) are in good operating condition and repair (subject to normal wear and tear) and are structurally sound and free of any material defects; (2) are suitable, sufficient and appropriate in all respects for their current uses, comply with all applicable codes and rules of national and local associations and boards of insurance underwriters; (3) are within the boundary lines of their respective Owned Real Property or Leased Real Property, as the case may be; and (4) consist of sufficient land, parking areas, sidewalks, driveways and other improvements to permit the continued use of such facilities in the manner and for the purposes to which they are presently devoted and (5) comply with all applicable laws. There are no outstanding or, to the knowledge of the Seller, threatened requirements by any insurance company which has issued an insurance policy covering any Owned Real Property or Leased Real Property, or by any board of fire underwriters or other body exercising similar functions, requiring any material repairs or work to be done on any Owned Real Property or Leased Real Property.

                  (e) No material alterations to the Owned Real Property or Leased Real Property are now required to be made or will be required under Title III of the Americans with Disabilities Act, 42 U.S.C. ss.ss. 12181-12213, as presently enacted, or under any other existing legal requirements.

                  (f) The Seller is now in possession of each Owned Real Property or Leased Real Property, and no lease relating thereto is subject to any pledge, lien, sublease, assignment, license or other agreement granting to any third party any interest in or any right to the use or occupancy of any Owned Real Property or Leased Real Property. There is no pending or, to the knowledge of the Seller, threatened proceeding which might interfere with the Seller's quiet enjoyment as tenant under any Lease. There are no outstanding defaults by the Seller, or, to the knowledge of the Seller, any other party, under any Lease, nor are there any matters, facts or circumstances which, upon the giving of notice or passage of time, or both, would constitute a default or breach by the Seller or, to the knowledge the Seller, any other party, under any Lease.


4.9       Intellectual Property.

                  (a) All (i) trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights; (ii) common law Trademarks; (iii) proprietary formulations, manufacturing methods, know-how and trade secrets which are related to the Business; (iv) patents on and pending applications to patent any technology or design; (v) registrations of and applications to register copyrights; and (vi) licenses of rights in computer software, Trademarks, patents, copyrights, unpatented formulations, manufacturing methods and other know-how, whether to or by Seller, are identified in Section 4.9(a) of the Disclosure Schedule and are referred to herein collectively as the "Intellectual Property."

(b) (i) Seller is the owner of or duly licensed to use each Trademark and its associated goodwill; (ii) each Trademark registration exists and has been maintained in good standing; (iii) each patent and application included in the Intellectual Property exists, is owned by or licensed to Seller, and has been maintained in good standing; (iv) each copyright registration exists and is owned by Seller; (v) to the best of Seller's knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (vi) Seller has no knowledge of any claim with respect to, and has no reason to believe that any third party asserts ownership rights in, any of the Intellectual Property; (vii) Seller has no knowledge of any claim and has no reason to believe that Seller's use of any Intellectual Property infringes any right of any third party; (viii) Seller has no knowledge or any reason to believe that any third party is infringing any of Seller's rights in any of the Intellectual Property; (ix) Seller is under no obligation to pay any royalties or similar payments in connection with any license of Intellectual Property; (x) the consummation of the transaction contemplated by this Agreement will not result in the impairment of Seller's right to use any of the Intellectual Property nor infringe upon the rights of any third party; and (xi) Seller is the owner of or duly licensed to use all Intellectual Property necessary for or useful in the conduct of the Business and the operation of the Purchased Assets as now conducted and operated.

4.10      General.

                  (a) The Purchased Assets constitute (i) all of the assets and property owned by Seller (except for the Excluded Assets), (ii) all of the assets and property used, useful or held for use by Seller in, or related to the operations of, the Business and (iii) all of the assets necessary to own and conduct the Business as it is presently conducted, and as it is contemplated (to the knowledge of Seller) to be conducted, and there are no properties or assets of the type described in the definition of Purchased Assets owned, used, useful or held for use by Seller that are not included in the Purchased Assets. All the Purchased Assets that constitute tangible real or personal property are located in the State of Connecticut. Other than the Excluded Assets, Seller does not own, hold or use any assets other than the Purchased Assets.

                  (b) The representations and warranties of Seller in this Agreement and in Seller's Ancillary Documents do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein not misleading. To the knowledge of Seller there is no fact relating to the Seller or its assets, properties or business which may adversely affect the same which has not been disclosed in this Agreement.

                  (c) Seller has no liability and has no knowledge of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability), except for (i) liabilities set forth in the Most Recent Balance Sheet and (ii) liabilities which have arisen after the date of the Most Recent Balance Sheet in the ordinary course of business (none of which liabilities results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort infringement, or violation of law).

                  (d) The copies of all documents furnished by Seller to Purchaser pursuant to the terms of this Agreement are complete and accurate. The Disclosure Schedule contains complete and accurate copies of all documents referred to therein. The information contained in the Disclosure Schedule is complete and accurate.

                  (e) Since the date of the Most Recent Financial Statements, there has not been any change which has resulted in a material adverse effect on the Business or the Purchased Assets and no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse effect.

                  (f) None of the directors, officers, employees or agents of Seller, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder Seller (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a material adverse effect on the Business or the Purchased Assets, or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

                  (g) Neither Seller nor any of its Affiliates has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.


                                                     ARTICLE V

                   Purchaser's Representations and Warranties

5.1       General.          Purchaser represents and warrants to Seller that:
         ---------

                  (a) Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of New York.

                  (b) Purchaser has full corporate power and authority to enter into and perform (i) this Agreement and (ii) all documents and instruments to be executed by Purchaser pursuant to this Agreement (collectively, "Purchaser's Ancillary Documents"). This Agreement has been, and Purchaser's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Purchaser.

(c) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Purchaser of this Agreement and Purchaser's Ancillary Agreements, and the consummation by Purchaser of the transaction contemplated by this Agreement and Purchaser's Ancillary Documents.

                  (d) Neither the execution and delivery of this Agreement and Purchaser's Ancillary Documents by Purchaser, nor the consummation by Purchaser of the transaction herein contemplated, will conflict with or result in a breach of any of the terms, conditions or provisions of Purchaser's Certificate of Incorporation or By-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award.

                  (e) Neither Purchaser, nor any of its Affiliates, has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.






                                   ARTICLE VI

                          Conduct Prior to the Closing

6.1 General. Seller and Purchaser shall have the rights and obligations with respect to the period between the date hereof and the Closing Date (the "Due Diligence Period") which are set forth in the remainder of this Article VI.

6.2      Seller's Obligations. The following are Seller's obligations:

                  (a) Seller shall give to Purchaser's officers, employees, attorneys, consultants and accountants reasonable access during normal business hours to all of the properties, books, contracts, documents, records and personnel of Seller and shall furnish to Purchaser such information as Purchaser may at any time and from time to time reasonably request.

         Purchaser shall have the right to cause the Owned Real Property and the Leased Real Property to be inspected by surveyors, engineers or other consultants. Promptly after the date of this agreement, Seller shall deliver to Purchaser copies of all documents, agreements and other written material and information in Seller's possession or control concerning the Owned Real Property and the Leased Real Property for Purchaser's inspection and review.

         Seller shall permit Purchaser and its agents or designees to enter the Owned Real Property and the Leased Real Property at reasonable times upon reasonable notice to Seller or Seller's agent to make physical inspections including, without limitation, soil samplings and borings and surveys of the Owned Real Property and the Leased Real Property and to inspect the same and conduct tests, environmental studies and site investigations in order to examine such properties, including the soils, roof, physical structure, foundation, plumbing, heating, ventilation, air conditioning and mechanical systems, and all other items Purchaser deems necessary. Purchaser shall repair and restore at its sole cost and expense any and all damage to such properties as a result of its activities under this provision. Seller shall cause a "Phase 2" Environmental Study to be completed by a company reasonably acceptable to Purchaser and to be delivered to Purchaser not later than May 31,1999. The cost of all environmental testing shall be shared equally by Seller and Purchaser, provided that Seller's responsibility for such costs shall not exceed Ten Thousand Dollars ($10,000) and further provided that if and when the Closing occurs, Purchaser shall reimburse Seller for the costs paid by Seller.

                  (b) Seller shall use its best efforts and make every good faith attempt (and Purchaser shall cooperate with Seller) to obtain all consents specified by Purchaser to the assignment of, or alternate arrangements satisfactory to Purchaser with respect to, any contract, lease, insurance policy, agreement, purchase order, sales order, or other instruments, Permit or Environmental Permit, which is to be assigned to Purchaser hereunder and which may be required for such assignment to be effective (the "Consents").

                  (c) Seller shall carry on the Business in the usual and ordinary course of business, consistent with past practices, and shall use its best efforts to preserve its business and the goodwill of its customers, suppliers and others having business relations with Seller and to retain its business organization intact, including keeping available the services of its present employees, representatives and agents, and shall maintain all of its properties in good operating condition and repair, ordinary wear and tear excepted.

                  (d) Without the prior written consent of Purchaser, and without limiting the generality of any other provision of this Agreement, Seller shall not:

(i) change any term of existing agreements, make any payments or distributions to its employees, officers, directors, agents, independent contractors or shareholders, except such amounts as constitute currently effective compensation for services rendered or for reimbursement for ordinary and necessary out-of-pocket business expenses and payment of accrued bonuses set forth in
Section 4.5(b)(v) of the Disclosure Schedule;

(ii) hire any new employee or terminate the employment of any employee or engage
any  independent   contractor  or  terminate  any  existing  agreement  with  an independent contractor;

(iii) incur or commit to incur any capital expenditures not set forth in the Disclosure Schedule, and which will not be made prior to Closing in excess of $5,000 in the aggregate;

                           (iv) prepay any of its material obligations;

                 (v) incur, assume or guarantee any long-term or short-term indebtedness;

                           (vi) directly or indirectly, enter into or assume any
contract, agreement,
obligation, lease, license or commitment;

                           (vii) adopt or amend any Plan, Welfare Plan or
Employee Benefit Plan;

                      (viii) increase the compensation payable to any employee;

                           (ix)  enter  into  any  new   collective   bargaining
agreement or modify or extend
any existing collective bargaining agreement with the effect of incurring obligations after the Closing Date, or take any action which could cause the Purchaser to be obligated under Seller's collective bargaining agreements or the wages, hours, and terms and conditions of employment thereunder;

               (x) pay or incur any management or consulting fee;

                 (xi) sell, transfer or otherwise dispose of any material asset or property except for use of Inventory in the usual and ordinary course of business and except for cash applied in payment of Seller's trade liabilities in the usual and ordinary course of business;

                           (xii) amend, terminate or give notice of termination
with respect to any
existing agreement to which Seller is a party, or waive any material rights;

(xiii) directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of services) with any Affiliate of Seller; or

(xiv) pay, declare or set aside any dividend or other distribution on its securities of any class or purchase or redeem any of its securities of any class.

                  (e) Seller shall satisfy before, or concurrently with, the Closing, all of the Excluded Liabilities.

                  (f) Seller shall  deliver to  Purchaser,  within 15 days after each  month's end between  the date  hereof and the Closing  Date,  year to date profit and loss statements and balance sheets for the month then ended, certified by Seller's President that such information has been prepared in accordance with GAAP, consistently applied and presents accurately and completely Seller's financial position for the period shown.

                  (g) On or before the Closing, Seller shall deliver to Purchaser a copy of its audit reports for the years ending December 31, 1997 and December 31, 1998, (the "Audit Reports"), including balance sheets, statements of income and retained earnings, statements of cash flows and notes to such financial statements, certified in a manner acceptable to Purchaser by Purchaser's accountants and accompanied by a certificate of Seller's President that the Audit Reports present accurately and completely the financial position of the Seller at December 31, 1997 and December 31, 1998 respectively and the results of operations and cash flows for the years ending December 31, 1997 and December 31, 1998, in accordance with GAAP consistently applied. Seller shall also deliver to Purchaser, with the Audit Reports, copies of all attorneys' responses to audit inquiry letters and all management letters from the accountants with respect to the Audit Reports.

                  (h) Seller shall promptly disclose to Purchaser any information contained in its representations and warranties or the Disclosure Schedule which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the Disclosure Schedule hereto for the purposes of Article VI hereof, unless Purchaser shall have consented thereto in writing.

                  (i) Seller shall refrain, beginning from the date hereof through 12:01 a.m. on the day next succeeding the Closing Date, from taking any action which would result in an "employment loss" (as such term is defined in WARN) for any employee of the Seller.

                  (j) During the period from the date of this Agreement until either the Closing or the date that this Agreement is terminated in accordance with Section 11.1 hereof Seller will not directly or indirectly through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage or consider other proposals relating to the transactions described in this Agreement.

6.3 Joint Obligations.  The following shall apply with equal force to Seller and
Purchaser:

                  (a)   Without   implication   that  such  laws  apply  to  the
transaction contemplated hereby, Seller and Purchaser shall not comply with the provisions of the laws of any state relating to bulk sales.

                  (b) No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

6.4 Purchaser's Obligations. Until the Closing, or, if this agreement is terminated in accordance with Section 11.1, then for the longest period permitted by law after such termination, Purchaser agrees that it shall hold in strictest confidence and shall not, without the prior approval of Seller, use for its own benefit (other than in evaluating the transaction described herein) or disclose to any person, firm or corporation (other than its attorneys, accountants, and other professionals retained in connection with the evaluation of the transaction described herein) any information provided by the Seller relating to its business or the Purchased Assets, except to the extent that such information is otherwise publicly available.

                                            ARTICLE VII

                              Conditions to Closing

7.1 Conditions to Seller's Obligations. The obligation of Seller to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Seller's option, be terminated pursuant to and with the effect set forth in Article XI:

                  (a) Each and every representation and warranty made by Purchaser shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

                  (b) All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date shall have been performed.

                  (c)  Seller  shall  have  received  all  of  the   agreements,
certificates, documents and items specified in Section 8.2.

                  (d) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.


7.2 Conditions to Purchaser's Obligations. The obligation of Purchaser to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article XI:

                  (a) Each and every representation and warranty made by Seller shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

                  (b) All obligations of Seller to be performed hereunder through, and including on, the Closing Date shall have been performed.

                  (c) Purchaser shall have received all of the agreements, certificates, documents and items specified in Section 8.3.

                  (d) All of the Consents and all other consents of third parties required with respect to the transaction contemplated hereby shall have been obtained.

                  (e) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

                  (f) Seller shall have obtained from the State of Connecticut tax clearances including income, sales and unemployment taxes and premiums of the transaction contemplated herein and shall have paid all necessary fees, costs, taxes and other charges related thereto.

                  (g) There shall not have been any material adverse change in the financial condition, results of operations, business, assets, future prospects or liabilities of Seller between the date of the Most Recent Financial Statement and the Closing Date.


                  (h) Purchaser's inspections and investigations of the Owned Real Property and the Leased Real Property, including without limitation, review of title reports and surveys for such properties and the investigations described in Section 6.2 (a), do not reveal any state of facts which are unsatisfactory to Purchaser in its sole discretion (hereinafter referred to as "Purchaser's Objections"), provided, however, if all conditions described in clauses (a) through (g) above have been satisfied, and Purchaser's Objections pursuant to this clause (h) relate only to Evironmental Liabilities and Costs , and the total Environmental Liabilities and Costs are reasonably estimated by Purchaser to be Three Hundred Thousand Dollars or less, then Purchaser shall be obligated to purchase the Owned Real Property at the Closing and Seller shall promptly undertake all measures (the "Remedial Measures") necessary to remedy all conditions necessary to remove all Hazardous Materials and to comply with all Environmental Laws. The first Two Hundred Thousand Dollars ($200,000) of costs of the Remedial Measures shall be shared equally by Purchaser and Shukla; the next One Hundred Thousand Dollars of such costs shall be paid by Shukla. In the event that the costs of such Remedial Measures exceeds Three Hundred Thousand Dollars, Purchaser shall have the option to either(a) elect not to purchase the Owned Real Property or (b) elect to purchase the Owned Real Property in which event Shukla shall be required to pay his $200,000 share of the costs and Purchaser shall pay its $100,000 share plus all such costs in excess of $300,000. In the event that Purchaser elects to purchase the Owned Real Property and Shukla breaches his obligations pursuant to this clause (h) then Purchaser shall have the right to off-set the amount of such breach against Purchaser's obligations under the Reliable Note and/or the Shukla Note by an immediate reduction to the principal balances due under such Notes. In the event that Purchaser elects not to Purchase the Owned Real Property, (in the case where all other conditions other than Objections regarding Environmental Liabilities and Costs have been satisfied) then Purchaser shall still be obligated to purchase all of the other Purchased Assets in accordance with Sections 3.2 (a)(c), (d) and (e) above and Purchaser shall have the right to either (x) remove all of the Purchased Assets from the Building, in which event Shukla and/or Seller jointly and severally agree to pay to Purchaser its actual cost of moving the Purchased Assets, but not more than One Hundred Thousand Dollars

($100,000), or (y) rent the Building on terms and conditions to be mutually agreed upon between Purchaser and Shukla.


                                  ARTICLE VIII

                                                      Closing

8.1 Form of Documents. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article VIII. All documents which Seller shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

8.2 Purchaser's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.2, Purchaser shall execute and/or deliver to Seller all of the following:

                  (a) an amount equal to the sum set forth in Section 3.2(b) plus the amount necessary to reimburse Seller for the environmental testing pursuant to Section 6.2(a), by wire transfer to such account as Seller shall designate by written notice delivered to Purchaser, or by delivery of a certified check or bank check payable to the order of Seller;

(b) the Reliable Note and, subject to the provisions of Section 7.2(h), the Shukla Note;

                  (c) the employment agreement between Purchaser and Rajendra Shukla in the form annexed hereto as Exhibit C (the "Employment Agreement");

(d) written authorization to the Escrow Agent to pay the Deposit to Seller;

(e) a certified copy of Purchaser's Certificate of Incorporation and Bylaws;

                  (f) a certificate of good standing of Purchaser, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of New York;

                  (g) an incumbency and specimen signature certificate with respect to the officers of Purchaser executing this Agreement and Purchaser's Ancillary Documents on behalf of Purchaser;

                  (h) a certified copy of resolutions of Purchaser's board of directors, authorizing the execution, delivery and performance of this Agreement and Purchaser's Ancillary Documents;

                  (i) a closing certificate executed by an officer of Purchaser (or any other officer of Purchaser specifically authorized to do so), on behalf of Purchaser, pursuant to which Purchaser represents and warrants to Seller that Purchaser's representations and warranties to Seller are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Purchaser on or before the Closing Date, to the extent not waived by Purchaser in writing, have been so performed (or, if any such covenant has not been performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Purchaser at the Closing have been executed by duly authorized officers of Purchaser;

                  (j) the written opinion of McLaughlin & Stern, LLP, counsel to Purchaser, addressed to Seller, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto;

                  (k) without limitation by the specific enumeration of the foregoing, all other documents required from Purchaser to consummate the transaction contemplated hereby; and

                  (l)      the Mortgage and the Security Interest.

8.3 Seller's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.1, Seller shall deliver to Purchaser physical possession of all tangible Purchased Assets, and shall execute (where applicable in recordable form) and/or deliver or cause to be executed and/or delivered to Purchaser all of the following:

                  (a) the deed(s) with respect to the Owned Real Property in the form annexed hereto as Exhibit E, subject to the provisions of Section 7.2(h);

                  (b) Photocopies of any and all affidavits, indemnities and other instruments and documents which Purchaser's title insurance company shall reasonably require to insure title to the Owned Real Property subject only to the matters contained in the preliminary title report annexed hereto as Exhibit F.

                  (c) A Certification of Non-Foreign Status of Seller, pursuant to Section 1445 of the Internal Revenue Code.

(d) the Employment Agreement, executed by Rajendra Shukla;

(e) certified copies of Seller's Articles of Incorporation and By-laws;

                  (f) certificates of good standing of Seller, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of Connecticut.

                  (g) an incumbency and specimen signature certificate with respect to the officers of Seller executing this Agreement and Seller's Ancillary Documents on behalf of Seller;

                  (h) a certified copy of resolutions of Seller's board of directors and shareholders, authorizing the execution, delivery and performance of this Agreement and Seller's Ancillary Documents;

(i) a bill of sale, executed by Seller, conveying all of the Inventory, Equipment and other tangible personal property included in the Purchased Assets to Purchaser, free and clear of all Liens and containing the warranties of title set forth in this Agreement;

(j) an assignment to Purchaser, to be subject to acceptance by Purchaser, executed by Seller, assigning to purchaser all of the Purchased Assets (other than the Inventory and the Equipment), along with the original instruments (if any) representing, evidencing or constituting such Purchased Assets, free and clear of all Liens other than Permitted Liens and containing the warranties of title set forth in this Agreement. If necessary in the opinion of Purchaser's counsel, Seller shall also execute and deliver (in recordable form where required) separate assignments of any of the Purchased Assets, where applicable, in the form required by the applicable governmental agencies, insurance companies, customers, lessors, and other parties with whom the assignments must be filed;

(k) a closing certificate duly executed by the President and Vice President of Seller, on behalf of Seller, pursuant to which Seller represents and warrants to Purchaser that Seller's representations and warranties to Purchaser are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Seller on or before the Closing Date, to the extent not waived by Seller in writing, have been so performed (or, if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Seller at the Closing have been executed by duly authorized officers of Seller;

(l) to the extent obtained, all necessary Consents or alternate arrangements with respect thereto, all as reasonably acceptable to Purchaser;

(m) certificates of title or origin (or like documents) with respect to all vehicles included in the Purchased Assets and other Equipment for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser;

(n) the written opinion of Hertzmark & Crean, P.C., counsel to Seller, addressed to Purchaser, dated as of the Closing Date, in substantially the form of Exhibit G attached hereto with such changes thereto as shall be reasonably requested by Purchaser's lenders (it being understood that Purchaser's lenders may rely upon such opinion);

(o) a list of all employees of Seller who have been terminated by Seller during the 90 days prior to Closing;

(p) the Closing Date Balance Sheet, together with a certificate duly executed by the President, on behalf of Seller, pursuant to which Seller represents and warrants to Purchaser that the Closing Date Balance Sheet delivered with the certificate has been prepared in accordance with GAAP in a manner consistent with the Financial Statements and the Audit Reports and is a reasonable good faith estimate of the Seller's financial position as of the close of business on the Closing Date,

(q) satisfactory evidence from a qualified environmental engineer reasonably acceptable to Purchaser that the transfer of the Owned Real Property is not subject to the requirements of Connecticut General Statute Sec. 22a-134 et. seq, and

(r) Such other documents and instruments as Purchaser shall reasonably request in order to consummate the purchase contemplated by this Agreement.


                                              Post-Closing Agreements

9.1 Post-Closing Agreements. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article IX.

9.2 Certain Assignments. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any claim, contract, lease, Permit, Environmental Permit, commitment, or sales order, or any liability or benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment would constitute a breach thereof or in any way adversely affect the rights of Purchaser or Seller thereunder. If such a consent or agreement to transfer or assign is not obtained for any reason, Purchaser and Seller shall cooperate in any arrangement Purchaser may reasonably request to provide for Purchaser the benefits under such claim, contract, lease, Permit, Environmental Permit, commitment or order.

9.3 Use of Trademarks: References to Seller. Seller shall cease to use and shall not license or permit any third party to use any name, slogan, logo or trademark which is similar or deceptively similar to any of the Trademarks. Purchaser may refer to its business as formerly being Seller's.

9.4 Employees. Purchaser shall not be obligated to offer employment to any employee of Seller, but Purchaser shall have the right to employ individuals previously employed by Seller as of the Closing Date, on terms and conditions established by Purchaser in its sole discretion.

9.5 Payments of Accounts Receivable. At the Closing Seller shall provide Purchaser with a detailed aging report of Seller's Accounts Receivable. Purchaser shall use reasonable efforts, consistent with its existing business practices to collect such Accounts Receivable. Purchaser shall within fifteen days after the end of each calendar month following the calendar month of the Closing, deliver to Seller an accounting showing for such month the amount received in collections on

Seller's Accounts Receivable, specifying the amount received on each invoice of Seller (the "Collection Report"). If the amount of Accounts Receivable collected by Purchaser exceeds the Accounts Receivable Amount, then Purchaser shall remit to Seller the amount of such excess. Such payment(s) shall be made simultaneously with Purchaser's delivery of the Collection Reports. If by the sixtieth day following the Closing, Purchaser has not received payments with respect to Seller's Accounts Receivable equal to Accounts Receivable Amount, then Rajendra Shukla shall pay to Purchaser within ten (10) days after receipt of written demand therefor, an amount equal to the difference between Seller's Accounts Receivable collected and the Accounts Receivable Amount.

9.6 Sales and Transfer Taxes and Fees. Seller shall pay when due all sales taxes and/or use taxes and fees, recording fees, personal property title application fees, patent and trademark assignment registration fees, transfer taxes and fees, fees relating to the transfer of software licenses, and other sales taxes and transfer taxes and fees on transfer of the Purchased Assets arising by virtue of the sale of the Purchased Assets to Purchaser, regardless of whether the liability for said taxes or fees is imposed by law upon Seller or upon Purchaser, and shall make all necessary filings with respect thereto.

         9.7 Disclosure of Confidential Information. As a further inducement for Purchaser to enter into this Agreement, Seller agrees that for the longest period permitted by law after the Closing Date, Seller shall, and shall cause its Affiliates to, and Rajendra Shukla shall hold in strictest confidence, and not, without the prior written approval of Purchaser, use for their own benefit or the benefit of any party other than Purchaser or disclose to any person, firm or corporation other than Purchaser (other than as required by law) any information of any kind relating to the Business or this Agreement, except such information as was publicly available prior to the Closing Date. This provision shall survive any termination of this Agreement.

9.8 Covenants Not to Compete: Not to Solicit. As an inducement for Purchaser to enter into this Agreement, Seller and Rajendra Shukla agree that from and after the Closing and continuing until the later of five (5) years from the Closing Date or two years following the termination of Rajendra Shukla's employment with Purchaser, provided that Purchaser is not in default of its payment obligations pursuant to the Note, neither Rajendra Shukla nor Seller nor any of its Affiliates, shall (i) directly or indirectly engage or participate, anywhere in the Restricted Area, as an owner, partner, shareholder, consultant or (without limitation by the specific enumeration of the foregoing) otherwise, in any business which is competitive with the Business or (ii) hire, enter into any Agreement with or solicit any of Purchaser's employees, agents, consultants, or independent contractors or encourage any of them to terminate their relationship with Purchaser.

         Rajendra Shukla, Seller and its Affiliates recognize that the territorial, time and scope limitations set forth in this Section 9.8 are reasonable and are required for the protection of Purchaser, and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Purchaser and Seller agree to the reduction of any of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

9.9 Injunctive Relief. Seller and Rajendra Shukla specifically recognize that any breach of Section 9.7 or Section 9.8 will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Seller and Rajendra Shukla agree that in the event of any such breach, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. Seller, Rajendra Shukla and Purchaser recognize that the time limitation or absence of a time limitation in Section 9.7 and Section 9.8 is reasonable and properly required for the protection of Purchaser and in the event that such limitation or absence is deemed to be unreasonable by a court of competent jurisdiction, Seller and Rajendra Shukla agree and submit to the imposition of such a limitation as said court shall deem reasonable.

9.10 Change of Seller Name. Within thirty days after the Closing, Seller will file with the Secretary of State of Connecticut and any other appropriate authority a Certificate of Amendment to Seller's Articles of Incorporation changing Seller's corporate name to one that is not deceptively similar to Seller's present name and does not include the word "Reliable"

9.11 Occupancy by RPM After the Closing, RPM may continue to occupy the portion of the Building which it currently occupies (the "RPM Space") on a month to month basis. The license payment for the occupancy of the RPM Space shall be mutually determined by the Purchaser and RPM. RPM shall vacate the RPM Space within thirty days after receipt of written notice from Purchaser. RPM shall have the right to vacate the RPM Space at any time upon thirty days written notice to Purchaser.

9.12 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and to consummate the transaction contemplated hereby.


                                                     ARTICLE X

                                                  Indemnification

10.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article X. For the purposes of this Article X, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing. As used in this Agreement, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation: (a) reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim and (b) costs and expenses reasonably incurred to bring the Purchased Assets and the Business into compliance with any laws or regulations, including, without limitation, Environmental Laws.

10.2 Indemnification Obligations of Seller. Seller shall defend, indemnify, save and keep harmless Purchaser and its successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

                  (a) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement or in any closing document delivered to Purchaser in connection with this Agreement;

                  (b) any breach by Seller of, or failure by Seller to comply with, any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Article X);

                  (c) the failure to discharge when due any of the Excluded Liabilities, or any claim against Purchaser with respect to any Excluded Liability or alleged Excluded Liability;

                  (d) any claims by parties other than Purchaser to the extent caused by acts or omissions of Seller on or prior to the Closing Date, including, without limitation, claims for Damages which arise or arose out of Seller's operation of the Business or by virtue of Seller's ownership of the Purchased Assets on or prior to the Closing Date;

                  (e) any Plan or Welfare Plan which Seller or an ERISA Affiliate has at any time maintained or administered or to which Seller or any ERISA Affiliate has at any time contributed (including, without limitation, any liability for health continuation requirements under Code Section 4980B or Part 6 of Subtitle B of Title I of ERISA and any liability arising pursuant to Title IV of ERISA for plan termination, withdrawal or partial withdrawal from any Multiemployer Plan, or any lien to enforce any Title IV liability or any liability for retiree benefits);

                  (f) any benefits accrued pursuant to any Employee Benefit Plan, or any action or failure to act, in whole or in part, with respect to any Employee Benefit Plan;

                  (g) any failure of the parties to comply with any applicable bulk transfer laws contained in the Uniform Commercial Code of the State of Connecticut in connection with the transaction contemplated by this Agreement, as contemplated by Section 6.3(a);

                  (h) without being limited by the foregoing paragraphs (a) through (g), and without regard to whether any one or more of the items listed in this paragraph (h) may be disclosed in the Disclosure Schedule or otherwise known to Purchaser as of the date hereof or the Closing Date:

(i) any violation of, or delinquency with respect to, any decree, order or arbitration award or law, statute, or regulation in effect on or prior to the Closing Date of or agreement of Seller with, or any license, Permit or Environmental Permit granted to Seller from, any Federal, state or local governmental authority to which the properties, assets, personnel or business activities of the Business are subject (or to which the Seller is subject as it relates to the properties, assets, personnel or business activities of the Business), including, without limitation, laws, statutes and regulations relating to occupational health and safety, building codes, zoning, equal employment opportunities, fair employment practices and discrimination;

(ii) any generation, transportation, storage, treatment or Release of any Hazardous Materials occurring on or prior to the Closing Date (including without limitation those that allegedly result in, or result in, any Release or treatment of Hazardous Materials after the Closing Date), regardless of when liability is asserted, at (A) any Facility, regardless of whether Seller owned, operated or leased such Facility at the time any such activity occurred, or (B) any Offsite Facility with regard to any Hazardous Materials with which Seller was involved in any way at any time;

(iii) any discharges to or from storm, ground or surface waters or wetlands, and any air emissions or pollution, which result from or are caused by activities, events, conditions or occurrences on or prior to the Closing Date;

(iv) the exposure of and resulting consequences to any persons, including, without limitation, employees of Seller, to any Hazardous Materials created, generated, processed, handled or originating on or prior to the Closing Date at a Facility or otherwise used by Seller or its predecessors in the conduct of its business or contained in or constituting a part of merchandise sold by Seller or its predecessors; or

(v) any violation or alleged violation of, or obligation imposed by, any Environmental Law as a result of activities, events, conditions or occurrences prior to the Closing Date, regardless of when the violation or alleged violation or obligation arises or is asserted.

         The obligations of Seller under this Section 10.2 shall extend for five
(5) years following the Closing Date, except for their obligations with respect to the accuracy of the representations and warranties contained in Sections 4.2(c), 4.2(d), 4.5 and 4.7 of this Agreement, which obligations shall extend until the applicable statute of limitations with respect to Seller's liability for such matters shall have expired or, if no statute of limitations is applicable, for a period of six years following the Closing Date.

10.3 Purchaser's Indemnification Covenants. Purchaser shall defend, indemnify, save and keep harmless Seller and its successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

                  (a) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement or in any closing document delivered to Seller in connection with this Agreement;

                  (b) any breach by  Purchaser  of, or failure by  Purchaser  to
comply  with,  any  of  its  covenants  or  obligations   under  this  Agreement
(including, without limitation, its obligations under this Article X);

                  (c) any claims by parties other than Seller to the extent caused by the acts or omissions of Purchaser after the Closing Date and not constituting an Excluded Liability, including, without limitation, claims for Damages which arise out of Purchaser's operation of the Business after the Closing Date.

         Purchaser's obligations under Section 10.3 shall extend for three (3) years following the Closing Date.

10.4 Subrogation. Each Indemnifying Party shall be subrogated to all rights of the Indemnified Party against any third party (including, without limitation, any insurer) with respect to any claim for which indemnity is paid.

10.5 Set-Off. If, at any time, Purchaser or any other Indemnified Party of Purchaser shall give notice to Seller pursuant to this Article X of one or more claims for indemnity (including reasonable estimates thereof in anticipation of Damages) pursuant to this Article X (any such claim for indemnity as to which such notice is given being hereinafter referred to as a "Covered Claim"), and Seller does not promptly thereafter pay the amount of such Covered Claim to Purchaser or any other Indemnified Party of Purchaser, Purchaser (including on behalf of any such Indemnified Party of Purchaser) shall have the right, but not the obligation, upon further notice to Seller, setting forth the amount and nature of each such Covered Claim in reasonable detail (the "Set-Off Notice"), to immediately reduce the principal balance due under the Note by the amount of such Covered Claims (the "Set-Off"") provided, however, that such remedies shall not reduce the principal balance of the Note by more than Two Hundred Fifty Thousand Dollars ($250,000), and provided further that with respect to the "Limited Set-Off Claims" (defined below) Purchaser shall only have a right of Set-Off against the Note to the extent that the aggregate amount of Damages incurred with respect to the Limited Set-Off Claims exceeds Ten Thousand Dollars($10,000). Purchaser's set-off right with respect to the Limited Set-Off Claims shall be limited to Twenty Five Thousand Dollars ($25,000) in the aggregate (i.e. if the aggregate amount of Damages with respect to the Limited Set-Off Claims are Thirty Five Thousand Dollars ($35,000) or more, Purchaser's Set-Off right with respect to such claims would be limited to Twenty Five Thousand Dollars ($25,000).

The "Limited Set-Off Claims" are any claims for Damages other than those arising out of :

         (a) any inaccuracy in or breach of any representation or warranty made by Seller in :

(i) Section 4.2 (d)(i.e. Seller's representations regarding Taxes), or

(ii) Section 4.2 (c), the second sentence of Section 4.2(e) or the last sentence of Section 4.2 (f ) (i.e Seller's representations regarding title to the Purchased Assets), or

         (b) any claim against Purchaser with respect to any Excluded Liability or alleged Excluded Liability, or

         (c) any claims by parties other than Purchaser to the extent caused by acts or omissions of Seller on or prior to the Closing Date, including, without limitation, claims for Damages which arise or arose out of Seller's operation of the Business or by virtue of Seller's ownership of the Purchased Assets on or prior to the Closing Date.

                  If Seller disputes Purchaser's right to a Set-Off for any Limited Set-Off Claim then Seller shall send written notice to Purchaser not later than ten days after Seller's receipt of Purchaser's Set-Off Notice. If the parties cannot settle the dispute within fifteen days after Purchaser's receipt of Seller's Dispute Notice then such dispute shall be settled by arbitration ion accordance with the provisions set forth in Section 12.12 below.

                  The foregoing Set-Off rights shall not limit Purchaser's ability to enforce any claim for indemnification against Seller to the extent that the Damages exceed the amount of the allowable Set-Off as described above.



                                   ARTICLE XI

                        Effect of Termination/Proceeding

11.1 Right to Terminate. This Agreement and the transaction contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 12.2:

           (a)      by the mutual written consent of Purchaser and Seller; or

           (b) by either of such parties if the Closing shall not have occurred at or before 11:59 p.m. on July 1, 1999; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

11.2 Remedies. In the event of a breach of this Agreement, the non-breaching party shall not be limited to the remedy of termination of this Agreement, but shall be entitled to pursue all available legal and equitable rights and remedies, including the right to specific performance of this Agreement, and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing them (including, without limitation, reasonable attorneys' fees).

                                            ARTICLE XII

                                            Miscellaneous

12.1 Publicity. All press releases concerning this transaction shall be made by Purchaser only, and Seller shall not make any press releases or other publicity with respect to this transaction. Prior to making any press release, Purchaser shall give Seller a copy of same and not less than twenty four hours to review and comment.

12.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

If to Seller or Rajendra Shukla:
Addressed to :
                               Mr. Rajendra Shukla
                                1 Pell Farm Road
                         Saddle River, New Jersey 07458

with a copy to:
                                            Allan Hertzmark
                             Hertzmark & Crean, P.C.
                                76 Center Street
                          Waterbury, Connecticut 06722

If to Purchaser:
Addressed to:

                                            West Tech, Inc.
                                750 Shames Drive
                              Westbury, N.Y. 11590
                              Attn: Mandel Sherman

with a copy to:

                             McLaughlin & Stern, LLP
                               260 Madison Avenue
                            New York, New York 10016
                            Attention: David W. Sass

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12.2.


12.3 Expenses. Except as set forth in Section 6.2, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

12.4 Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each exhibit, and the Disclosure Schedule, shall be considered incorporated into this Agreement.

12.5 Survival: Non-Waiver. All representations and warranties shall survive the Closing regardless of any investigation or lack of investigation by any of the parties hereto, except as previously described in the last sentence of the introductory paragraph of Article IV In the event of a breach of any representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under this Agreement, Seller's Ancillary Documents, Purchaser's Ancillary Documents or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12.6 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Connecticut applicable to contracts made and wholly to be performed in that State.

12.7 Binding Effect: Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.8 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party, except that at or prior to the Closing Purchaser may assign its rights and delegate its duties under this Agreement to a subsidiary or affiliated corporation and may assign its rights under this Agreement to its lenders or its affiliates for collateral security purposes, and after the Closing Purchaser may assign its rights and delegate its duties under this Agreement to any third party. No such assignment shall relieve Purchaser of any of its liabilities under this Agreement.

12.9 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

12.10 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

12.11    Escrow Provisions

         (a) The check representing the Deposit shall be delivered to and held by the Escrow Agent until the Closing at which time the Deposit shall be paid to Seller as described in Section 3.2(a), or until it is otherwise paid out in accordance with the joint written instructions of Seller and Purchaser or in accordance with this agreement; provided, however, that if Purchaser shall terminate this agreement in accordance with the terms of Section 11.1 hereof, the Deposit shall be disbursed to Purchaser.

         (b) The parties agree that the duties of Escrow Agent under this agreement are subject to the following terms and conditions which shall govern and control the rights, duties, liabilities and immunities of Escrow Agent.

         (c) (i) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience. Escrow Agent is not a party to and is not bound by any other agreement between the parties. Escrow Agent is acting in the capacity of a depository only. Escrow Agent shall not be deemed to be the agent of either of the parties and Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees and disbursements incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to acts or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this agreement or involving gross negligence on the part of Escrow Agent.

(ii) Escrow Agent may consult with and obtain advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this agreement. Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of its counsel.

                  (d) If the Closing does not occur and either Seller or Purchaser makes a written demand upon Escrow Agent for payment of the Deposit or any portion of the Deposit, Escrow Agent shall give at least five (5) business days' written notice to the other party of such demand and of its intention to release the Deposit to the other party on a stated date. If Escrow Agent does not receive a written objection to the proposed payment before the proposed payment date, Escrow Agent may deposit the check representing the Deposit and make the payment. If the other party delivers to Escrow Agent a written objection to the payment before the proposed payment date or if Escrow Agent shall be uncertain of its duties or in the event of a dispute, Escrow Agent shall (i) continue to hold the Deposit until otherwise directed by joint written instructions signed by both Seller and Purchaser or by a final judgment of a court of competent jurisdiction, or (ii) Escrow Agent may deposit the check representing the Deposit with a court of competent jurisdiction and, after giving written notice of such action to Seller and Purchaser, Escrow Agent shall have no further obligations or liability with respect to the Deposit.

                  (e) Escrow Agent is Seller's attorney. Seller and Purchaser each acknowledge and agree that, if a dispute arises with respect to the Deposit or otherwise in connection with this agreement, Escrow Agent may continue to represent Seller.

12.12 Arbitration All disputes directed to be settled in accordance with the provisions of this Section ("Arbitrable Disputes") will be submitted by the Seller for resolution upon the filing of a written demand, with notice to the Purchaser, to and under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in Stamford, Connecticut before a panel of three
(3) arbitrators. One arbitrator shall be appointed by each party within ten (10) days after the AAA has given notice of the filing of the demand for Arbitration. The two arbitrators so selected shall select a third, or, if such arbitrators are unable to select another arbitrator, the AAA shall select a third arbitrator within five (5) days after the date the latter of the first two arbitrators are selected. Upon such Arbitrable Dispute being submitted for resolution, the arbitrators shall assume exclusive jurisdiction over the Arbitrable Dispute, and shall utilize consultants or experts as they shall deem appropriate to assist them. The decision of the arbitrators shall be a final, binding determination, not subject to appeal.

12.13 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                     SELLER:

                                                  --------------------------
                                                              RAJENDRA SHUKLA

                                                           RELIABLE CORPORATION

                                                     By:_______________________
                                      Its:

                                   PURCHASER:

                                                              WEST TECH, INC.

                                                   By:_________________________
                                      Its:
As to Section 9.11 ONLY

RELIABLE PRECIOUS METALS, INC.


By:_______________________________
         RAJENDRA SHUKLA, ________




As to Escrow Provisions only:

HERTZMARK & CREAN, P.C.


By:________________________

                                                     EXHIBIT A
                                                CERTAIN DEFINITIONS

         "Accounts Receivable" shall mean trade accounts receivable, both billed and unbilled, notes receivable, negotiable instruments and chattel paper.

         "Affiliate" means any person or entity which controls a party to this Agreement, which that party controls, or which is under common contract with that party. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contracts or otherwise.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., as amended and reauthorized.

         "Chemical Substance" means any chemical substance, including, but not limited to any (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris,; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and (vii) any other substance, material or waste, which is identified or regulated under any Environmental Law or Safety Law, as now or hereafter in effect, or other comparable laws.

         "Closing Date Balance Sheet" shall mean a balance sheet of Seller as of the close of business on the Closing Date, together with a schedule of the categories and amounts of all Current Assets and Current Liabilities as of the Closing Date, prepared in accordance with GAAP in a manner consistent with the preparation of the Financial Statements and the Audit Reports.

"COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985.

         "Containers" means above-ground and underground storage tanks, vessels and related equipment and containers."Environment" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

         "Environmental Laws" means all Federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; air, surface or ground water or noise pollution; Releases; protection of wildlife, endangered species, wetlands, and natural resources; Containers; health and safety of employees and other persons; and notification requirements relating to the foregoing.

         "Environmental Liabilities and Costs" means all losses and expenses, including without limitation, all fines, liabilities, or other costs incurred or which may be required to be incurred: (i) to comply with any Environmental Law;
(ii) as a result of a Release of any Chemical Substance; or (iii) as a result of any environmental conditions present at, created by or arising out of the past or present operations of Seller through the Closing Date or of any prior owner or operator of a facility or site at which Sellers now operate or have previously operated.

"Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

         "Facility" means any facility as defined in CERCLA.

         "GAAP" shall mean generally accepted accounting principles in effect at the date when applied, consistent with prior periods.

         "Hazardous Materials" means: (a) pollutants, contaminants, pesticides radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances chemicals or materials within the meaning of any Environmental Law, including without limitation any (i) hazardous substance" as defined in CERCLA, and (ii) "hazardous waste" as defined in RCRA; and (b) even if not prohibited, limited or regulated by Environmental Laws, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including, without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment or the health and safety of any person, or impair the use or value of any portion of the Leased Real Property.

"Indemnified Party" means a party entitled to indemnification under this Agreement.

         "Indemnifying Party" means a party from whom indemnification is sought under this Agreement.

         "Liens" shall mean any lien, security interest, mortgage, restriction, pledge, option, lease or sublease, claim, easement, encroachment or encumbrance.

         "Offsite Facility" means any Facility which is not presently, and has not heretofore been, owned, leased or occupied by Seller.

"RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6902 et seq., as amended and reauthorized.

         "Release" means any spill, discharge, leak, emission, escape, injection, dumping, or other release or threatened release of any Hazardous Materials into the environment, whether or not notification or reporting to any governmental agency was or is required, including, without limitation, any Release which is subject to CERCLA.

         "Restricted Area" means the United States of America and Canada.

         "Safety Laws" means the Occupational Safety and Health Act and any other federal, state, and local and foreign law, regulation or legal requirement relating to health or safety, each as now or hereinafter in effect, including any such law, regulation or legal requirement relating to the (a) exposure of employees to any Chemical Substance, air quality or working conditions or noise or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substances, air quality or working conditions.

         "Safety Liabilities and Costs" means all losses and expenses incurred to comply with any Safety Law or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of the Seller through the Closing Date.

         "Tax" or "Taxes" shall mean all taxes and other charges imposed by any governmental authority, including, without limitation taxes or other governmental charges imposed on gross or net incomes minimum tax, gross receipts, profits or gains, property tangible or intangible assets, transfers, (including stock transfers), sales, use, ad valorem, franchise, capital, net worth, license, withholding on amounts paid to any person, payroll, employment, excise, severance, stamp, occupation, premium, environmental or windfall profits, customs, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, additions to tax or additional amount.


"WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S. ss. 2101 et seq.
                                                       48